Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

THE FOLLOWING ANNOUNCEMENT IS AN ADVERTISEMENT AND NOT A PROSPECTUS OR PROSPECTUS EQUIVALENT DOCUMENT AND INVESTORS SHOULD NOT MAKE ANY INVESTMENT DECISION IN RELATION TO THE LIBERTY GLOBAL GROUP CLASS A ORDINARY SHARES, THE LIBERTY GLOBAL GROUP CLASS C ORDINARY SHARES, THE LILAC GROUP CLASS A ORDINARY SHARES OR THE LILAC GROUP CLASS C ORDINARY SHARES, EXCEPT ON THE BASIS OF THE INFORMATION IN THE SCHEME DOCUMENT, THE PROSPECTUS AND THE PROXY STATEMENT WHICH ARE PROPOSED TO BE PUBLISHED IN DUE COURSE

Liberty Global Announces Definitive Proxy Statement Regarding Recommended Share Acquisition of CWC

•	General Meeting of Shareholders Scheduled on April 20, 2016

Denver, Colorado - March 14, 2016:

Liberty Global plc ("Liberty Global") (NASDAQ: LBTYA, LBTYB, LBTYK, LILA and LILAK) today announced that the definitive proxy statement (the "Proxy Statement") in connection with its previously announced proposed acquisition (the "Acquisition") of all outstanding issued and to be issued shares of Cable & Wireless Communications Plc ("CWC") (LSE: CWC) was filed with the SEC today. The mailing of the Proxy Statement to Shareholders of Liberty Global Class A and Class B Ordinary Shares and LiLAC Class A and Class B Ordinary Shares will commence promptly.

The Proxy Statement contains a notice convening the Liberty Global General Meeting of Shareholders on April 20, 2016, to, among other matters, seek the approval of the requisite majorities of the Liberty Global Shareholders for the issuance of ordinary shares of Liberty Global in the Acquisition. The General Meeting of Shareholders will be held at the Four Seasons Hotel Denver, 1111 14th Street, Denver, Colorado 80202 on April 20, 2016, at 10:00 a.m. Mountain Time (5:00 p.m. BST). Only shareholders of record of Liberty Global Class A and Class B Ordinary Shares and LiLAC Class A and Class B Ordinary Shares as of 10:00 p.m. BST (5:00 p.m. Eastern time) on March 10, 2016 may vote at the General Meeting of Shareholders. This event will be webcast and details will be forthcoming.

CWC will soon announce the details regarding the posting of the Scheme Document, the Court Meeting and CWC General Meeting. The completion of the Offer is expected to take place during the middle of May 2016.

A copy of the Proxy Statement will be made available on Liberty Global's website at www.libertyglobal.com, as required by Rule 26.1 of the City Code on Takeovers and Mergers.

Further Information
A copy of this announcement will be made available on Liberty Global's website at www.libertyglobal.com.

This announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer, invitation, inducement or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of or exercise rights in respect of any securities, or the solicitation of any vote or approval of an offer to buy securities in any jurisdiction, pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities of CWC or Liberty Global pursuant to the Acquisition in any jurisdiction in contravention of applicable law.

This announcement does not constitute a prospectus or prospectus-equivalent document.

Investors should note that, in connection with the Acquisition, Liberty Global is required to disclose, which may be on a daily basis, certain information about its share buyback program and capital structure, as well as other information relating to Liberty Global and the Acquisition. This information may be material to investors in connection with the Acquisition. This information will be posted on our website and will be released through the Regulatory News Service in the UK, as required by the Code. Therefore, we encourage investors, the media, and others interested in our company to review the information we post on our website, as well as through the Regulatory News Service, which can be accessed here:

http://www.londonstockexchange.com/exchange/news/market-news/market-news-home.html.

Overseas Jurisdictions
The release, publication or distribution of this announcement in jurisdictions other than the United Kingdom and the ability of CWC Shareholders who are not resident in the United Kingdom to participate in the Acquisition may be restricted by laws and/or regulations of those jurisdictions. In particular, the ability of persons who are not resident in the United Kingdom to vote their CWC Shares with respect to the Scheme at the Court Meeting, or to execute and deliver forms of proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. This announcement has been prepared for the purpose of complying with English law, the Code and the Listing Rules of the Financial Conduct Authority and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom.

Unless otherwise determined by Liberty Global and CWC or required by the Code and permitted by applicable law and regulation, the Acquisition will not be made, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws of that jurisdiction and no person may vote in favour of the Acquisition by any use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. If the Acquisition is implemented by way of an Offer (unless otherwise permitted by applicable law and regulation), the Offer may not be made, directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, but not limited to, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Offer may not be capable of acceptance by any such use, means, instrumentality or facilities.

The availability of New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares under the Acquisition to CWC Shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdiction in which they are resident. In particular, securities to be issued pursuant to the Acquisition have not been and will not be registered under the relevant securities laws of Japan and the relevant clearances have not been, and will not be, obtained from the securities commission of any province of Canada. No prospectus in relation to the securities to be issued pursuant to the Acquisition has been, or will be, lodged with, or registered by, the Australian Securities and Investments Commission. Accordingly, such securities are not being, and may not be, offered, sold, resold, delivered or distributed, directly or indirectly in or into Australia, Canada or Japan or any other jurisdiction if to do so would constitute a violation of relevant laws of, or require registration thereof in, such jurisdiction (except pursuant to an exemption, if available, from any applicable registration requirements or otherwise in compliance with all applicable laws).

Therefore, any persons who are subject to the laws and regulations of any jurisdiction other than the United Kingdom or CWC Shareholders who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements in their jurisdiction. Any failure to comply with the applicable requirements may constitute a violation of the laws and/or regulations of any such jurisdiction. None of the securities referred to in this announcement have been approved or disapproved by the SEC, any state securities commission in the United States or any other US regulatory authority, nor have such authorities passed upon or determined the adequacy or accuracy of the information contained in this announcement. Any representation to the contrary is a criminal offence in the United States.

Further details in relation to CWC Shareholders in overseas jurisdictions will be contained in the Scheme Document.

Additional Information for Liberty Global Shareholders
This announcement may be deemed to be solicitation material in respect of the approvals sought at the Liberty Global General Meeting, including the issuance of Liberty Global Shares. The Proxy Statement and other relevant materials in connection with the Acquisition (when they become available), and any other documents filed by Liberty Global with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC at Liberty Global's website, http://www.libertyglobal.com, or by contacting Liberty Global's Investor Relations department in writing at Liberty Global, 1550 Wewatta Street, Suite 1000, Denver, Colorado 80202, USA. SHAREHOLDERS OF LIBERTY GLOBAL SHOULD READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE ACQUISITION THAT LIBERTY GLOBAL FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Additional Information for CWC Shareholders
The Liberty Global Shares to be issued under the Acquisition have not been, and are not expected to be, registered under US Securities Act or under the securities laws of any state or other jurisdiction of the United States. It is expected that the Liberty Global Shares will be issued pursuant to the Scheme in reliance upon an exemption from the registration requirements of the US Securities Act set forth in Section 3(a)(10) thereof. CWC Shareholders (whether or not US persons) who are or will be affiliates (within the meaning of Rule 144 under the US Securities Act) of Liberty Global prior to, or after, the Effective Date will be subject to certain US transfer restrictions relating to the Liberty Global Shares received pursuant to the Scheme. Specifically, Liberty Global Shares delivered to such affiliated CWC Shareholders may not be offered, sold, resold, delivered, distributed or otherwise transferred, directly or indirectly, absent registration under the US Securities Act or an exemption therefrom.

Liberty Global reserves the right, subject to the prior consent of the Panel and in the circumstances described in this announcement, to elect to implement the Acquisition by way of an Offer followed by the Merger. Any securities to be issued in connection with an Offer would be expected to be registered under the US Securities Act. In the event that Liberty Global exercises its right to implement the Acquisition pursuant to an Offer followed by the Merger or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to any securities that would be issued in the Acquisition. IN THIS EVENT, CWC SHAREHOLDERS SHOULD READ THESE DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Such documents will be available free of charge at the SEC's website at www.sec.gov or by directing a request to Liberty Global's contact for enquiries identified above. If the Acquisition is implemented by way of an Offer followed by the Merger, the Offer will be conducted in compliance with the applicable tender offer rules under the US Exchange Act, including Section 14(e) of the US Exchange Act and Regulation 14E thereunder.

About Liberty Global
Liberty Global is the largest international cable company with operations in 14 countries. We connect people to the digital world and enable them to discover and experience its endless possibilities. Our market-leading products are provided through next-generation networks and innovative technology platforms that connected 27 million customers subscribing to 57 million television, broadband internet and telephony services at December 31, 2015. In addition, we served five million mobile subscribers and offered WiFi service across six million access points.
Liberty Global’s businesses are currently attributed to two tracking stock groups: the Liberty Global Group (NASDAQ: LBTYA, LBTYB and LBTYK), which primarily comprises our European operations, and the LiLAC Group (NASDAQ: LILA and LILAK, OTC Link: LILAB), which comprises our operations in Latin America and the Caribbean.
Liberty Global's consumer brands are Virgin Media, Ziggo, Unitymedia, Telenet, UPC, VTR and Liberty. Our operations also include Liberty Global Business Services and Liberty Global Ventures. For more information, please visit www.libertyglobal.com or contact:

Investor Relations:		Corporate Communications:
Oskar Nooij	+1 303 220 4218	Matt Beake	+44 20 8483 6428
Christian Fangmann	+49 221 84 62 5151	Tim Burt	+44 20 7240 2486
John Rea	+1 303 220 4238	Aimee Baxter	+1 646 561 3512

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